Exhibit 99.1

Eclipse Resources Corporation Announces First Quarter 2018 Operational and Financial Results and Updated Guidance

STATE COLLEGE, PA- May 2, 2018- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today announced its first quarter 2018 financial and operational results, along with updated guidance for the second quarter and full year 2018. In conjunction with this release, the Company has posted an updated investor presentation to its website at www.eclipseresources.com.

First Quarter 2018 Highlights:

•	Average net daily production was 315.2 MMcfe per day, consisting of 72% natural gas and 28% liquids.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $2.87 per Mcf, a $0.13 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter.

•	Realized an average oil price, before the impact of cash settled derivatives, of $56.52 per barrel, a $6.39 per barrel discount to the average daily NYMEX WTI oil price during the quarter.
•

Realized an average natural gas liquids (“NGL”) price, before the impact of cash settled derivatives, of $25.55 per barrel, or approximately 41% of the average daily NYMEX WTI oil price during the quarter.

•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.39 per Mcfe, including $0.27 per Mcfe in firm transportation expenses.

•	Net loss for the first quarter of 2018 was ($2.6) million; and Adjusted EBITDAX[1] for the first quarter of 2018 was $63.0 million.
•

Established second quarter 2018 guidance and updated full year 2018 guidance including the reduction in the capital expenditure budget by approximately $60 million to now reflect approximately $250 million in estimated capital expenditures for the full year 2018.

[1]	Non-GAAP measure. See reconciliation for details

Benjamin W. Hulburt, Chairman, President and CEO, commented on the Company’s first quarter 2018 results, “This was another solid quarter for the Company and the execution of our 2018 plan is off to a strong start as we exceeded our production and cash flow expectations while expanding our margins by keeping our operating expenses and our general and administrative expenses low.

As was detailed during our analyst day presentation, we continue to focus on liquids development during 2018, with all 5 gross (3.7 net) wells that were turned to sales during the first quarter 2018 generating a significant liquids production.  These wells included our first two operated Marcellus wells and three Utica Condensate wells. Our production on a per Mcfe basis was 28% liquids for the first quarter 2018, and given the current commodity pricing environment, this liquids production aided in an increase in our year over year liquids revenue of approximately 36% and equating to approximately 47% of our total unhedged revenue.

We have recently completed drilling our first Utica Shale well in Pennsylvania in our “Flat Castle” project area. This well was drilled to 25,017 feet of total measured depth with a horizontal lateral of 13,857 feet.  Additionally, during the first quarter of 2018, we brought on our second completions crew to accelerate completions on our backlog of wells created by our two rig drilling program. The completions team has had a highly productive quarter averaging over 6.5 stages per day with minimal downtime despite the harsh winter environment.

As we continue to analyze our capital plan for the full year 2018, the Company intends on taking a disciplined and financially prudent approach designed to preserve our financial strength. As part of this effort, and in light of current outlook for natural gas prices, we are lowering our capital expenditure forecast for 2018 by approximately 20% reflecting our plan to reduce our net capital expenditures in the second half of the year.  This plan will be executed through one of two approaches currently under consideration. As we near completion of our first two drilling programs in our Utica Shale drilling joint venture with Sequel Energy Group, LLC we are actively discussing the optional third program with our partner.  As an alternative to continuing the drilling joint venture, we are also reviewing the merits of releasing one of our rigs in the third quarter.   With either of these options the Company will continue to fund a one net rig program as we are today. As such, we are revising our guidance on our full year 2018 capital expenditures plan to approximately $250 million, materially below the Company’s initial 2018 guidance of $300-$320 million.

As we look forward to 2019, at current forward natural gas prices, we would expect to maintain our current activity and spending levels, which is significantly lower than what is reflected in analyst consensus estimates.  While these changes are expected to result in slightly reduced production in 2018, and a projected year-over-year growth rate of approximately 10-15% in 2019, we forecast a significantly reduced outspend given current commodity prices.  We are confident that this level of spending can be internally funded while maintaining prudent management of our balance sheet.  Additionally, as we continue to look for ways to expand margins and improve full cycle returns, we are revising our cash general and administrative expense guidance downward by approximately 8% to between $35 and $37 million for the full year 2018.

Our strategic and financial review process continues as we evaluate a full range of potential opportunities to maximize long-term shareholder value.  As we have previously discussed, there is no timetable for the completion of the strategic review process nor any assurance that the review process will result in a transaction or other strategic alternative and the Company will provide further comment when disclosure is required.”

Operational Discussion

The Company’s production for the three months ended March 31, 2018 and 2017 is set forth in the following table:

	Three Months Ended March 31,
	2018	2017
Production:
Natural gas (MMcf)	20,343.3	19,381.6
NGLs (Mbbls)	772.7	665.0
Oil (Mbbls)	565.4	454.1
Total (MMcfe)	28,371.9	26,096.2

Average daily production volume:
Natural gas (Mcf/d)	226,037	215,351
NGLs (Bbls/d)	8,586	7,389
Oil (Bbls/d)	6,282	5,046
Total (MMcfe/d)	315.2	290.0

Market Conditions

Prices for various quantities of natural gas, NGLs and oil that we produce significantly impact our revenues and cash flows. Prices for commodities, such as hydrocarbons, are inherently volatile. The following table lists average daily, high, low and average monthly settled NYMEX Henry Hub prices for natural gas and average daily, high and low NYMEX WTI prices for oil for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017
NYMEX Henry Hub High ($/MMBtu)	$6.24	$3.71
NYMEX Henry Hub Low ($/MMBtu)	2.49	2.44
Average Daily NYMEX Henry Hub ($/MMBtu)	3.08	3.02
Average Monthly Settled NYMEX Henry Hub ($/MMBtu)	3.00	3.32

NYMEX WTI High ($/Bbl)	$66.27	$54.48
NYMEX WTI Low ($/Bbl)	59.20	47.00
Average Daily NYMEX WTI ($/Bbl)	62.91	51.62

Financial Discussion

Revenue for the three months ended March 31, 2018 totaled $110.2 million, compared to $101.9 million for the three months ended March 31, 2017.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $110.3 million for the three months ended March 31, 2018 compared to $95.4 million for the three months ended March 31, 2017.  Net Loss for the three months ended March 31, 2018 was ($2.6) million, or ($0.01) per share, compared to Net Income of $26.8 million, or $0.10 per share, for the three months ended March 31, 2017. Adjusted Net Income2 for the three months ended March 31, 2018 was $10.2 million, or $0.03 per share, compared to an Adjusted Net Income $4.8 million, or $0.02 per share, for the three months ended March 31, 2017. Adjusted EBITDAX2 was $63.0 million for the three months ended March 31, 2018 compared to $50.2 million for the three months ended March 31, 2017.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

Average realized price calculations for the three months ended March 31, 2018 and 2017 are set forth in the table below:

	Three Months Ended March 31,
	2018	2017
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.87	$3.17
NGLs ($/Bbl)	25.55	25.66
Oil ($/Bbl)	56.52	46.13
Total average prices ($/Mcfe)	3.88	3.81

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$3.05	$3.01
NGLs ($/Bbl)	24.33	24.07
Oil ($/Bbl)	52.30	46.28
Total average prices ($/Mcfe)	3.89	3.66

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$2.49	$2.60
NGLs ($/Bbl)	25.55	25.66
Oil ($/Bbl)	56.52	46.13
Total average prices ($/Mcfe)	3.61	3.39

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.67	$2.44
NGLs ($/Bbl)	24.33	24.07
Oil ($/Bbl)	52.30	46.28
Total average prices ($/Mcfe)	3.62	3.23

Per unit cash production costs, which include $0.27 per Mcfe of firm transportation expense, were $1.39 per Mcfe for the first quarter of 2018 and decreased by 3% compared to the first quarter of 2017.  The Company’s cash production costs (includes lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense was $9.8 million for the three months ended March 31, 2018 compared to $10.1 million for the three months ended March 31, 2017 and is shown in the table below. General and administrative expense per Mcfe was $0.34 in the three months ended March 31, 2018 compared to $0.39 in the three months ended March 31, 2017. General and administrative expense includes $2.0 million and $2.1 million of stock-based compensation expense for the three months ended March 31, 2018 and 2017, respectively.

	Three Months Ended March 31,
	2018	2017
Operating expenses (in thousands):
Lease operating	$9,390	$2,343
Transportation, gathering and compression	27,689	32,877
Production and ad valorem taxes	2,445	1,931
Depreciation, depletion and amortization	31,156	26,189
General and administrative	9,757	10,132
Operating expenses per Mcfe:
Lease operating	$0.33	$0.09
Transportation, gathering and compression	0.97	1.27
Production and ad valorem taxes	0.09	0.07
Depreciation, depletion and amortization	1.10	1.00
General and administrative	0.34	0.39

Capital Expenditures

First quarter 2018 capital expenditures were $71.7 million, including $59.9 million for drilling and completions, $5.7 million for midstream expenditures, $5.8 million for land-related expenditures, and $0.3 million for corporate-related expenditures.

During the first quarter of 2018, the Company commenced drilling 8 gross (3.7 net) operated Utica Shale wells, commenced completions of 8 gross (5.8 net) operated wells and turned to sales 5 gross (3.7 net) operated wells.

Financial Position and Liquidity

As of March 31, 2018, the Company’s liquidity was $148.2 million, consisting of $21.8 million in cash and cash equivalents and $126.4 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $33.6 million and $65 million in outstanding borrowings).

Subsequent to the end of the first quarter 2018, the Company completed its semi-annual borrowing base redetermination of its revolving credit facility, which resulted in its borrowing base remaining unchanged at $225 million. The Company has made a subsequent repayment of $20 million to the revolving credit facility, with the current amount drawn on this facility of $45 million.  The next redetermination of the borrowing base under the Company’s revolving credit facility is scheduled for October of 2018.

Matthew R. DeNezza, Executive Vice President and Chief Financial Officer, commented, “We are thrilled by the record level of EBITDAX generated in the first quarter and continue to anticipate strong cash flow growth in the full year 2018. We believe the Company’s liquidity position in combination with our reduction in capital spending and our drilling joint venture gives us the flexibility to navigate the currently challenging natural gas market, while continuing to focus on keeping our leverage ratios low.  As a means of providing additional certainty of cash flows the majority of our 2018 natural gas production is hedged with an average floor price of $2.93 per MMbtu. Additionally, we continue to actively hedge 2019 production. .”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of March 31, 2018:

Natural Gas Derivatives

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	April 2018 – March 2019	$2.90
	20,000	April 2018 – December 2018	$2.80
	20,000	July 2018 – September 2018	$2.81
	40,000	October 2018 – December 2019	$2.80
	50,000	January 2019 – December 2019	$2.87
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	April 2018 – March 2019	$3.00
Ceiling sold price (call)	30,000	April 2018 – March 2019	$3.40
Floor sold price (put)	30,000	April 2018 – March 2019	$2.50
Floor purchase price (put)	40,000	April 2018 – December 2018	$3.11
Floor purchase price (put)	60,000	April 2018 – December 2018	$2.80
Ceiling sold price (call)	100,000	April 2018 – December 2018	$3.36
Floor sold price (put)	100,000	April 2018 – December 2018	$2.50
Floor purchase price (put)	20,000	October 2018 – December 2019	$2.75
Ceiling sold price (call)	20,000	October 2018 – December 2019	$3.10
Floor sold price (put)	20,000	October 2018 – December 2019	$2.30
Floor purchase price (put)	57,500	January 2019 – December 2019	$2.72
Ceiling sold price (call)	57,500	January 2019 – December 2019	$3.02
Floor sold price (put)	57,500	January 2019 – December 2019	$2.30
Natural Gas Call/Put Options:
Call sold	40,000	April 2018 – December 2018	$3.75
Call sold	30,000	January 2019 – March 2019	$3.50
Call sold	30,000	April 2019 – December 2019	$3.00
Call sold	10,000	January 2019 – December 2019	$4.75
Basis Swaps:
Appalachia - Dominion	12,500	April 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)

Oil Derivatives

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,000	July 2018 – March 2019	$61.00
Oil Three-way Collars:
Floor purchase price (put)	4,000	April 2018 – December 2018	$45.00
Ceiling sold price (call)	4,000	April 2018 – December 2018	$53.47
Floor sold price (put)	4,000	April 2018 – December 2018	$35.00
Floor purchase price (put)	2,000	January 2019 – December 2019	$50.00
Ceiling sold price (call)	2,000	January 2019 – December 2019	$60.56
Floor sold price (put)	2,000	January 2019 – December 2019	$40.00

Subsequent to the End of the First Quarter:

Below is a table that illustrates the Company’s hedging activities subsequent to the end of the first quarter:

Natural Gas:

Description	Volume (MMbtu/d)	Production Period	Weighted Average Price ($/MMbtu)
Basis Swaps:
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)

Guidance

The Company has also updated its second quarter and full year 2018 guidance as set forth in the table below:

	Q2 2018	FY 2018
Production MMcfe/d	290 - 300	325 - 335
% Gas	73% - 75%	72% - 75%
% NGL	14% - 16%	13% - 17%
% Oil	10% - 12%	10% - 13%
Gas Price Differential ($/Mcf)[1,2]	$(0.20) - $(0.25)	$(0.25) - $(0.35)
Oil Differential ($/Bbl)[1]	$(6.25) - $(6.75)	$(6.25) - $(7.25)
NGL Prices (% of WTI)[1]	25% - 30%	30% - 35%
Cash Production Costs ($/Mcfe)[3]	$1.55 - $1.60	$1.55 - $1.60
Cash G&A ($mm)[4]	$9 - $10	$35 - $37
CAPEX ($mm)		~$250

1	Excludes impact of hedges
2	Excludes the cost of firm transportation
3	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
4	Non-GAAP measure which excludes non-cash compensation, see reconciliation to the most comparable GAAP measure at the end of the financial statements included in this press release

Conference Call

A conference call to review the Company’s financial and operational results is scheduled for Thursday, May 3, 2018 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources First Quarter Earnings Call.  A replay of the call will be available through July 3, 2018.  To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13678954.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com.  The webcast will be archived for replay on the Company’s website for six months.

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,801	$17,224
Accounts receivable	113,208	77,609
Assets held for sale	—	206
Other current assets	8,350	12,023
Total current assets	143,359	107,062

PROPERTY AND EQUIPMENT AT COST
Oil and natural gas properties, successful efforts method:
Unproved properties	537,958	459,549
Proved oil and gas properties, net	694,599	647,881
Other property and equipment, net	6,785	6,942
Total property and equipment, net	1,239,342	1,114,372

OTHER NONCURRENT ASSETS
Other assets	5,617	2,093
TOTAL ASSETS	$1,388,318	$1,223,527

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$96,048	$76,174
Accrued capital expenditures	12,689	10,658
Accrued liabilities	39,423	41,662
Accrued interest payable	10,433	21,100
Total current liabilities	158,593	149,594

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	495,707	495,021
Credit facility	65,000	—
Asset retirement obligations	6,269	6,029
Other liabilities	2,100	529
Total liabilities	727,669	651,173
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 301,771,111 and 262,740,355 shares issued and outstanding, respectively	3,033	2,637
Additional paid in capital	2,059,418	1,967,958
Treasury stock, shares at cost; 1,499,566 and 992,315 shares, respectively	(3,031)	(2,096)
Accumulated deficit	(1,398,771)	(1,396,145)
Total stockholders' equity	660,649	572,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,388,318	$1,223,527

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
REVENUES
Natural gas, oil and natural gas liquids sales	$110,184	$99,432
Brokered natural gas and marketing revenue	8	2,431
Total revenues	110,192	101,863

OPERATING EXPENSES
Lease operating	9,390	2,343
Transportation, gathering and compression	27,689	32,877
Production and ad valorem taxes	2,445	1,931
Brokered natural gas and marketing expense	48	2,460
Depreciation, depletion and amortization	31,156	26,189
Exploration	15,278	11,581
General and administrative	9,757	10,132
Accretion of asset retirement obligations	155	124
(Gain) loss on sale of assets	(267)	(5)
Total operating expenses	95,651	87,632
OPERATING INCOME (LOSS)	14,541	14,231
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	(4,215)	25,097
Interest expense, net	(12,952)	(12,462)
Other income (expense)	—	(19)
Total other income (expense), net	(17,167)	12,616
INCOME (LOSS) BEFORE INCOME TAXES	(2,626)	26,847
INCOME TAX BENEFIT (EXPENSE)	—	—
NET INCOME (LOSS)	$(2,626)	$26,847

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$0.10
Diluted	$(0.01)	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	293,450	261,105
Diluted	293,450	264,215

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues.

	For the Three Months Ended March 31,
$ thousands	2018	2017
Total revenues	$110,192	$101,863
Net cash receipts (payments) on derivative instruments	141	(3,989)
Brokered natural gas and marketing revenue	(8)	(2,431)
Adjusted revenue	$110,325	$95,443

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss).

	Three Months Ended March 31,
$ thousands	2018	2017
Income (loss) before income taxes, as reported	$(2,626)	$26,847
(Gain) loss on derivative instruments	4,215	(25,097)
Net cash receipts (payments) on derivative instruments	141	(3,989)
Dry hole and other	94	864
Stock-based compensation	1,981	2,081
Impairment of unproved properties	6,696	4,125
Other (income) expense	—	19
(Gain) loss on sale of assets	(267)	(5)
Loss before income taxes, as adjusted	10,234	4,845
Adjusted net income (loss)	$10,234	$4,845

Net income (loss) per Common Share
Basic	$(0.01)	$0.10
Diluted	$(0.01)	$0.10

Adjusted net income (loss) per Common Share
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Weighted Average Common Shares Outstanding
Basic	293,450	261,105
Diluted	293,450	264,215

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments, net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended March 31,
$ thousands	2018	2017
Net income (loss)	$(2,626)	$26,847
Depreciation, depletion and amortization	31,156	26,189
Exploration expense	15,278	11,581
Stock-based compensation	1,981	2,081
Accretion of asset retirement obligations	155	124
(Gain) loss on sale of assets	(267)	(5)
(Gain) loss on derivative instruments	4,215	(25,097)
Net cash receipts (payments) on settled derivatives	141	(3,989)
Interest expense, net	12,952	12,462
Other (income) expense	—	19
Adjusted EBITDAX	$62,985	$50,212

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

		Guidance
$ thousands	For the Three Months Ended March 31, 2018	For the Three Months Ending June 30, 2018	For the Year Ending December 31, 2018
General and administrative expenses, estimated to be reported	$9,757	$10,500-$13,500	$43,500-$47,500
Stock-based compensation expense	(1,981)	(1,500 - 3,500)	(8,500 - 10,500)
Cash general and administrative expenses	$7,776	$9,000-$10,000	$35,000-$37,000

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2018 (the “2017 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized prices for natural gas, NGLs and oil and the volatility of those prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions and joint ventures; the costs, terms and availability of gathering, processing, fractionation and other midstream services; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein..

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the significant decline of the price of natural gas, NGLs, and oil from historical highs, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with the Company’s level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2017 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com